Exhibit 99.2

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On May 31, 2021, Crestwood Pipeline and Storage Northeast LLC (Crestwood Pipeline), a wholly-owned subsidiary of Crestwood Midstream Partners LP (Crestwood Midstream), Con Edison Gas Pipeline and Storage Northeast, LLC (CEGPS), a wholly-owned subsidiary of Consolidated Edison, Inc., Stagecoach Gas Services LLC (Stagecoach Gas), a joint venture owned equally by Crestwood Pipeline and CEGPS, and Kinder Morgan Operating LLC “A” (Kinder Morgan) entered into a Purchase and Sale Agreement pursuant to which Crestwood Pipeline and CEGPS will sell Stagecoach Gas and its subsidiaries to Kinder Morgan for an aggregate purchase price of $1.225 billion (the Disposition), subject to customary closing adjustments. Pursuant to the Purchase and Sale Agreement, the First Closing was completed on July 9, 2021 and consisted of the sale of certain of Stagecoach Gas’s wholly-owned subsidiaries (Stagecoach Subsidiaries) to Kinder Morgan for $1.195 billion. Stagecoach Gas distributed the net cash proceeds received from the sale to Crestwood Pipeline and CEGPS based on their respective 50% ownership interests in Stagecoach Gas. Following the First Closing and subject to certain customary closing conditions, Crestwood Pipeline and CEGPS will sell each of their equity interests in Stagecoach Gas and its wholly-owned subsidiary, Twin Tier Pipeline LLC (Twin Tier) (Second Closing) to Kinder Morgan for approximately $30 million, subject to certain closing adjustments. We anticipate the Second Closing to occur in the first quarter of 2022.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed consolidated statements of operations do not reflect any non-recurring charges directly related to the Disposition that we may incur.

The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with (i) our historical audited consolidated financial statements and related notes included in the Annual Report on Form 10-K for the year ended December 31, 2020; and (ii) our unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

The unaudited pro forma condensed consolidated financial information was prepared by applying pro forma adjustments to our historical audited and unaudited consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 has been prepared to give effect to the Disposition as if it had occurred on March 31, 2021. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020, have been prepared to give effect to the Disposition as if it had occurred on January 1, 2020.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the transaction had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project our future financial position or operating results. Future results may vary significantly from the results reflected because of various factors.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2021

(in millions)

	Crestwood Midstream Partners LP Historical	Stagecoach Subsidiaries (First Closing)	Stagecoach Gas and Twin Tier (Second Closing)	Pro Forma Adjustments			Crestwood Midstream Partners LP Pro Forma
		(a)	(b)
Assets
Current assets:
Cash	$15.9	$—	$—	$625.4	(c	)	$15.9
				(39.0)	(d	)
				(586.4)	(e	)
Accounts receivable	243.5	—	—	—			243.5
Inventory	52.3	—	—	—			52.3
Assets from price risk management activities	—	—	—	—			—
Other current assets	31.5	—	—	—			31.5

Total current assets	343.2	—	—	—			343.2
Property, plant and equipment, net	3,023.4	—	—	—			3,023.4
Intangible assets, net	779.1	—	—	—			779.1
Goodwill	138.6	—	—	—			138.6
Investments in unconsolidated affiliates	832.8	(650.4)	(15.8)	—			166.6
Other non-current assets	38.3	—	—	—			38.3

Total assets	$5,155.4	$(650.4)	$(15.8)	$—			$4,489.2

Liabilities and capital
Current liabilities:
Accounts payable	$238.3	$—	$—	$—			$238.3
Accrued expenses and other liabilities	207.6	—	—	(19.5)	(d	)	188.1

Total current liabilities	445.9	—	—	(19.5)			426.4
Long-term debt, less current portion	2,588.2	—	—	(586.4)	(e	)	2,001.8
Other long-term liabilities	273.1	—	—	(19.5)	(d	)	253.6

Total liabilities	3,307.2	—	—	(625.4)			2,681.8
Interest of non-controlling partner in subsidiary	433.5	—	—	—			433.5
Total partners’ capital	1,414.7	(650.4)	(15.8)	625.4	(c	)	1,373.9

Total liabilities and capital	$5,155.4	$(650.4)	$(15.8)	$—			$4,489.2

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2021

(in millions)

	Crestwood Midstream Partners LP Historical	Stagecoach Subsidiaries (First Closing)	Stagecoach Gas and Twin Tier (Second Closing)	Pro Forma Adjustments			Crestwood Midstream Partners LP Pro Forma
		(a)	(b)
Revenues	$1,032.7	$—	$—	$—			$1,032.7
Costs of product/services sold (exclusive of items shown separately below)	813.8	—	—	—			813.8
Operating expenses and other:
Operations and maintenance	32.8	—	—	—			32.8
General and administrative	17.2	—	—	—			17.2
Depreciation, amortization and accretion	62.8	—	—	—			62.8
Loss on long-lived assets, net	1.4	—	—	—			1.4

	114.2	—	—	—			114.2

Operating income	104.7	—	—	—			104.7
Earnings (loss) from unconsolidated affiliates, net	(103.7)	112.4	(0.1)	—			8.6
Interest and debt expense, net	(36.0)	—	—	5.8	(f	)	(30.2)
Loss on modification/extinguishment of debt	(5.5)	—	—	—			(5.5)

Income (loss) before income taxes	(40.5)	112.4	(0.1)	5.8			77.6
Benefit for income taxes	0.1	—	—	—			0.1

Net income (loss)	(40.4)	112.4	(0.1)	5.8			77.7
Net income attributable to non-controlling partner	10.1	—	—	—			10.1

Net income (loss) attributable to Crestwood Midstream Partners LP	$(50.5)	$112.4	$(0.1)	$5.8			$67.6

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2020

(in millions)

	Crestwood Midstream Partners LP Historical	Stagecoach Subsidiaries (First Closing)	Stagecoach Gas and Twin Tier (Second Closing)	Pro Forma Adjustments			Crestwood Midstream Partners LP Pro Forma
		(a)	(b)
Revenues	$2,254.3	$—	$—	$—			$2,254.3
Costs of product/services sold (exclusive of items shown separately below)	1,600.5	—	—	—			1,600.5
Operating expenses and other:
Operations and maintenance	131.8	—	—	—			131.8
General and administrative	86.7	—	—	—			86.7
Depreciation, amortization and accretion	251.5	—	—	—			251.5
Loss on long-lived assets, net	26.0	—	—	—			26.0
Goodwill impairment	80.3	—	—	—			80.3

	576.3	—	—	—			576.3

Operating income	77.5	—	—	—			77.5
Earnings (loss) from unconsolidated affiliates, net	32.5	(37.4)	(0.4)	—			(5.3)
Interest and debt expense, net	(133.6)	—	—	14.4	(f	)	(119.2)
Gain on modification/extinguishment of debt	0.1	—	—	—			0.1

Income (loss) before income taxes	(23.5)	(37.4)	(0.4)	14.4			(46.9)
Benefit for income taxes	0.1	—	—	—			0.1

Net income (loss)	(23.4)	(37.4)	(0.4)	14.4			(46.8)
Net income attributable to non-controlling partner	40.8	—	—	—			40.8

Net income (loss) attributable to Crestwood Midstream Partners LP	$(64.2)	$(37.4)	$(0.4)	$14.4			$(87.6)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Crestwood Midstream Partners LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Disposition as if it had occurred on March 31, 2021. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020, have been prepared to give effect to the Disposition as if it had occurred on January 1, 2020.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the transaction had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project our future financial position or operating results. Future results may vary significantly from the results reflected because of various factors.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with (i) our historical audited consolidated financial statements and related notes included in the Annual Report on Form 10-K for the year ended December 31, 2020; and (ii) our unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

Note 2 – Pro Forma Adjustments and Assumptions

(a)

Reflects the reduction to the investment in unconsolidated affiliate and the elimination of the net earnings (loss) from unconsolidated affiliate related to the Stagecoach Subsidiaries sold in the First Closing which occurred on July 9, 2021. The elimination of the net loss from unconsolidated affiliate for the three months ended March 31, 2021 includes our proportionate share of a goodwill impairment recorded by Stagecoach Gas, which eliminated the historical basis difference between our investment balance and the equity in the underlying net assets of Stagecoach Gas, and also resulted in a $119.9 million reduction in our earnings from unconsolidated affiliates during that period.

(b)

Reflects the reduction to the investment in unconsolidated affiliate and the elimination of earnings from unconsolidated affiliate related to the sale of Stagecoach Gas and its wholly-owned subsidiary, Twin Tier, which is anticipated to close in the first quarter of 2022, subject to customary closing conditions.

(c)

Reflects net proceeds from the sale of Stagecoach Gas and from a distribution from Stagecoach Gas for our proportionate share of the net proceeds received from the Disposition. The net proceeds consist of the gross sales price of $1.225 billion plus cash on hand, less certain purchase price adjustments and estimated transaction costs.

(d)

Reflects repayment of the contingent consideration obligation payable to CEGPS as a result of certain performance targets on growth capital projects that Stagecoach Gas did not achieve by December 31, 2020.

(e)	Reflects repayment of a portion of the amount outstanding under the credit facility with proceeds received as a result of the Disposition.

(f)

Reflects the reduction in interest expense resulting from the repayment of a portion of the amount outstanding under the credit facility and the repayment of the contingent consideration obligation. Interest expense under the credit facility is calculated using a weighted-average interest rate of 3.29% during the three months ended March 31, 2021 and 2.45% during the year ended December 31, 2020. Interest expense related to the contingent consideration obligation was $1.0 million during the three months ended March 31, 2021, and had no impact during the year ended December 31, 2020.